Exhibit 21.1

Name of Subsidiary	Description

Alcoy Group Worldwide S.A.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of Tecnoglass S.A.

Archena Continental Corp.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of Tecnoglass S.A.

Belagua Consultants Inc.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of Tecnoglass S.A.

C.I. Energía Solar S.A. E.S. Windows	A sociedad anómina, organized under the laws of Colombia, which is owned directly by five wholly-owned subsidiaries of Tecno Corporation.

Hollental Investors S.A.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of ES.

Isarco Investments Inc.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of ES.

Kodori Holdings S.A.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of ES.

Luena Commercial Corp.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of Tecnoglass S.A.

Mosela Ventures Corp.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of ES.

Ordesa Valley Inc.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of Tecnoglass S.A.

Pineta Services Inc.	A sociedad anómina, organized under the laws of Panama, which is a wholly owned subsidiary of Tecno Corporation and is one of five direct shareholders of ES.

Name of Subsidiary	Description

Tecno Corporation	An exempted company organized under the laws of the Cayman Islands, which is a wholly owned subsidiary of Tecnoglass Inc.

Tecnoglass S.A.	A sociedad anómina, organized under the laws of Colombia, which is owned directly by five wholly-owned subsidiaries of Tecno Corporation.